UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 8, 2007

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona  85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition.

The information pursuant to Item 2.02 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed "filed" for  purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

      On October 8, 2007, we announced the preliminary results of our operations for the quarter ended September 30, 2007. The complete release is attached to this report as Exhibit 99.1.  In connection with the October 8, 2007 press release, we held a conference call with investors as described in the press release. In addition to the information in the press release, the following information was discussed on the call:

      We added 9 new products in our 8-bit product line during the September 2007 quarter bringing that total to 382.

      We sold 26,344 new development tools in the September 2007 quarter, which was our second highest level of shipments ever after record shipments in the June 2007 quarter.

      We are on target to ship our 6 Billionth Microcontroller in January 2008.

      Microchip’s internally created US housing index of 10 large customers who build products for the US housing sector was 86% in the June 2007 quarter and dropped to 81% in the September quarter.

      We are continuing to generate substantial free cash from operations which was approximately $110 million in the September 2007 quarter before dividends and stock buy-back activity.

      We expect gross margins to be at near record levels of approximately 60.4% for the September 2007 quarter and going higher for the December 2007 quarter due to depreciation roll off.

      We expect inventory in the September quarter to grow to about 112 days and then grow further in the December 2007 quarter.

Item 9.01.                      Financial Statements and Exhibits.

(d)         Exhibits

99.1	October 8, 2007 Press Release: Microchip Technology Announces Preliminary Results For Second Quarter Fiscal 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2007	Microchip Technology Incorporated (Registrant)

By: /s/ Gordon W. Parnell
Gordon W. Parnell Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBITS

99.1	October 8, 2007 Press Release: Microchip Technology Announces Preliminary Results For Second Quarter Fiscal 2008